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                                                                    EXHIBIT 99.1

Contact: Judy Z. Adam
(440)-460-2106

                              FOR IMMEDIATE RELEASE

   10% Stock Dividend of Metropolitan Financial Corp. Common Stock Approved

         Mayfield Heights, Ohio, December 4, 1998 . . . . .Directors of
Metropolitan Financial Corp. (NASDAQ:METF), at a meeting held November 24, 1998, authorized a 10% stock dividend at the rate of one common share for every ten shares of common stock held. Fractional shares will not be distributed. The stock dividend will be made on December 29, 1998, to stockholders of record on December 15, 1998.





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